BOWLERO CORP.
2021 OMNIBUS INCENTIVE PLAN
NOTICE OF OPTION GRANT

Participant:                [●]

# of Shares Subject to Option:    [●]1 shares of Class A Common Stock of the Company, par value $0.0001 per share (the “Shares”).

Date of Grant:        [●], 20232

Exercise Price Per Share:        $[●]3 for one-third of the Option (“Tranche 1”)
        $[●]4 for one-third of the Option (“Tranche 2”)
        $[●]5 for one-third of the Option (“Tranche 3”)

Vesting Schedule:    The Option will vest in accordance with the terms of the Award Agreement attached hereto as Annex I. On vesting, the Option will no longer be subject to cancellation pursuant to Section 2(a) of the Award Agreement.

Type of Option:    Nonqualified Stock Option

By signing your name below, you accept the Option and acknowledge and agree that the Option is granted under and governed by the terms and conditions of the Bowlero Corp. 2021 Omnibus Incentive Plan and the Option Award Agreement set forth on Annex I, each of which are hereby made a part of this document. The Option is not intended to qualify as an Incentive Stock Option.

Participant                            Bowlero Corp.

                                By:
                                Name:
Title:
1 Note to Draft: Insert number of shares as determined by the Company.
2 Note to Draft: Insert start date of employment.
3 Note to Draft: Insert closing price of share on grant date plus $[●].
4 Note to Draft: Insert closing price of share on grant date plus $[●].
5 Note to Draft: Insert closing price of share on grant date plus $[●].

    ANNEX I

BOWLERO CORP.
2021 OMNIBUS INCENTIVE PLAN
OPTION AWARD AGREEMENT

    Pursuant to the Notice of Option Grant (“Grant Notice”) and this Option Award Agreement (this “Award Agreement”), Bowlero Corp. (together with its Subsidiaries, whether existing or thereafter acquired or formed, and any and all successor entities, the “Company”) has granted the Participant an Option (the “Option”) under the Bowlero Corp. 2021 Omnibus Incentive Plan (the “Plan”) with respect to the number of Shares indicated in the Grant Notice. The Option represents the right to purchase the number of Shares indicated in the Grant Notice, on the terms and conditions set forth in this Award Agreement and the Plan. The Option is granted to the Participant effective as of the Date of Grant. Capitalized terms not defined in this Award Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.
1.Vesting; Exercise.
(a)Vesting. The Option will vest and become exercisable as follows:
(i)Tranche 1 will vest and become exercisable in one-half installments on each of the first and second anniversaries of the Date of Grant.
(ii)Tranche 2 will vest and become exercisable in one-half installments on each of the first and second anniversaries of the Date of Grant.
(iii)Tranche 3 will vest and become exercisable in one-half installments on each of the first and second anniversaries of the Date of Grant.
(b)Method of Exercise and Form of Payment.  No Shares will be delivered pursuant to any exercise of the Option until the Participant has paid in full to the Company the exercise price and an amount equal to any U.S. federal, state, local and non-U.S. income and employment taxes required to be withheld. The Option may be exercised by delivery of written or electronic notice of exercise to the Company or its designee (including a third-party administrator) in accordance with the terms hereof. The exercise price and all applicable required withholding taxes will be payable (i) in cash, check, cash equivalent and/or in shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares in lieu of actual delivery of such shares to the Company); provided that such shares are not subject to any pledge or other security interest, (ii) if there is a public market for the Shares at such time, subject to the Company’s Securities Trading Policy and applicable law, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the exercise price and all applicable required withholding taxes, or (iii) by such other method as the Committee may permit, including without limitation: (A) in other property having a Fair Market Value equal to the exercise price and all applicable required withholding taxes or (B) by means of a “net exercise” procedure effected by withholding the minimum number of Shares otherwise deliverable in respect of an Option that are needed to pay for the exercise price and all applicable required withholding taxes. Any fractional Shares resulting from the application of this Section 1(b) will be settled in cash.
2.Termination of Employment.

(a)Subject to Section 2(b), if the Participant’s employment with the Company terminates at any time, the unvested portion of the Option will be canceled immediately and the Participant will not be entitled to receive any payments with respect thereto.
(b)If, during the Change in Control Period, the Participant’s employment is terminated by the Company without Cause (and other than due to the Participant’s death or Disability), or as a result of a resignation by the Participant for Good Reason, the Option will become fully vested and exercisable as of immediately prior to such termination. “Change in Control Period”, “Cause” and “Good Reason” have the meanings assigned to them in the Employment Agreement, dated as of [●], by and between the Company and the Participant.
3.Expiration.
(a)Option Period. In no event will all or any portion of the Option be exercisable after the tenth anniversary of the Date of Grant (such ten-year period, the “Option Period”); provided, that if the Option Period would expire at a time when trading in the Shares is prohibited by the Company’s Securities Trading Policy (or a Company-imposed “blackout period”), the Option Period will be automatically extended until the 30th day following the expiration of such prohibition (so long as such extension will not violate Section 409A of the Code).

(b)Post-Termination Exercise.

(i)If, prior to the end of the Option Period, the Participant’s employment is terminated by the Company without Cause or by the Participant for any reason, then the Option will expire on the earlier of the last day of the Option Period and the date that is 90 days after the date of such termination; provided, however, that if the Participant is subsequently rehired, reappointed or reengaged by the Company or any Affiliate within 90 days following such termination and prior to the expiration of the Option, the Participant will not be considered to have undergone a termination of employment.

(ii)If (A) the Participant’s employment with the Company is terminated prior to the end of the Option Period on account of the Participant’s Disability, (B) the Participant dies while still employed by the Company or (C) the Participant dies following a termination described in subsection (A) above but prior to the expiration of the Option, the Option will expire on the earlier of the last day of the Option Period and the first anniversary of the date of death or termination on account of Disability, as applicable.

(iii)If the Participant’s employment is terminated by the Company for Cause, the Option will expire immediately on such termination.

4.Rights as a Stockholder. The Participant will have no voting rights with respect to the Option unless and until the Participant becomes the record owner of the Shares subject to the Option.
5.Tax Withholding. The Participant will be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that the Participant incurs in connection with the receipt, vesting or exercise of the Option. Without limiting Section 1(b), the Company will be authorized to withhold from the Option the amount (in cash or Shares, or any combination thereof) of applicable withholding taxes due in respect of the Option, its exercise or any payment or transfer under the Option and to take such other action (including providing for elective payment of such amounts in cash or other property by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes; provided, however, that no Shares will be withheld with a value exceeding the maximum statutory rates in the applicable tax jurisdictions.
6.Clawback; Forfeiture; Detrimental Conduct. The Option will be subject to the clawback, forfeiture and detrimental conduct provisions set forth in Section 14(t) of the Plan.
7.No Repricing. The Option will be subject to the prohibition on repricing set forth in Section 13(b) of the Plan.
8.Miscellaneous.
(a)Compliance with Legal Requirements. The granting of the Option, and any other obligations of the Company under this Award Agreement, will be subject to all applicable U.S. federal, state and local laws, rules and regulations, all applicable non-U.S. laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Participant agrees to take all steps that the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising the Participant’s rights under this Award Agreement.
(b)Transferability. The Option will be subject to the transfer restrictions set forth in Section 14(b) of the Plan.
(c)Participant’s Employment or Other Service Relationship. Nothing in the Option will confer upon the Participant any right to continue the Participant’s employment or other service relationship with the Company or any of its Affiliates or interfere in any way with the right of the Company or any of its Affiliates or stockholders, as applicable, to terminate the Participant’s employment or other service relationship with the Company or its Affiliates or to increase or decrease the Participant’s compensation at any time. The grant of the Option is a one-time benefit and does not create any contractual or other right to receive any other grant of other Awards under the Plan in the future. The grant of the Option does not form part of the Participant’s entitlement to compensation or benefits in terms of the Participant’s employment or other service relationship with the Company or its Affiliates.
(d)Waiver. No amendment or modification of any provision of this Award Agreement will be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify this Award Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Award Agreement. No waiver of any breach or condition of this Award Agreement will be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Award Agreement, or any waiver of any provision of this Award Agreement, will be effective only in the specific instance and for the specific purpose for which made or given.
(e)Section 409A. The Option is not intended to be subject to Section 409A of the Code. This Award Agreement is intended to comply with the requirements of Section 409A of the Code, and the provisions of this Award Agreement will be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and this Award Agreement will be operated accordingly. If any provision of this Award Agreement or any term or condition of the Option would otherwise conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. Notwithstanding the foregoing, the tax treatment of the benefits provided under this Award Agreement is not warranted or guaranteed, and in no event will the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.
(f)Notices. All notices, requests and other communications under this Award Agreement will be in writing and will be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested to the contact details below. The parties may use e-mail delivery, so long as the message is clearly marked, sent to the e-mail address(es) set forth below.

if to the Company, to:

Bowlero Corp.
Attention: Chief Legal Officer
7313 Bell Creek Road
Mechanicsville, VA 23111

if to the Participant, to the address, facsimile number or e-mail address that the Participant most recently provided to the Company, or to such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto.

(g)Severability. The invalidity or unenforceability of any provision of this Award Agreement will not affect the validity or enforceability of any other provision of this Award Agreement, and each other provision of this Award Agreement will be severable and enforceable to the extent permitted by law.
(h)Successors. The terms of this Award Agreement will be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
(i)Entire Agreement. The Participant acknowledges receipt of a copy of the Plan and represents that the Participant is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts the grant of the Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. The Participant acknowledges and agrees that the grant of the Option constitutes additional consideration to the Participant for the Participant’s continued and future compliance with any restrictive covenants in favor of the Company by which the Participant is otherwise bound. The Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee regarding any questions relating to the Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Award Agreement, the Plan terms and provisions will prevail. This Award Agreement, including the Plan, constitutes the entire agreement between the Participant and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter, including, without limitation, that certain letter agreement, dated as of March 24, 2023, by and between the parties.

(j)Governing Law. This Award Agreement will be construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.
(k)Electronic Signature and Delivery. This Award Agreement may be accepted by return signature or by electronic confirmation. By accepting this Award Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant).
(l)Electronic Participation in Plan. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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